ALAN R. SMITH, ESQ. #1449

Law Offices of Alan R. Smith

505 Ridge Street

ELECTRONICALLY LODGED

Reno, Nevada  89501

April 14, 2006

Telephone (775) 786-4579

Facsimile (775) 786-3066

Attorney for Reorganized Debtor

UNITED STATES BANKRUPTCY COURT

DISTRICT OF NEVADA

—ooOoo—

In Re:

INTEGRAL HEALTH, INC.,

Debtor.

___________________________/

Case No. BK-N-01-30586-GWZ

Chapter 11

ORDER APPROVING AMENDMENT

TO DEBTOR’S THIRD AMENDED

PLAN OF REORGANIZATION

Hearing Date:  April 10, 2006

Hearing Time:   3:00 p.m.

THIS CAUSE came before the Court for hearing on April 10, 2006 at 3:00 p.m. upon the Motion  to Amend Debtor’s Third Amended Plan of Reorganization (the “Motion”), filed by Debtor, Integral Health, Inc. (hereinafter “IHI”).  Debtor was present through its counsel, Alan R. Smith, Esq., and other appearances were noted on the record.  All creditors having been properly noticed of the subject hearing, no objections having been filed, the Court being fully advised in the premises and good cause appearing

IT IS HEREBY ORDERED AS FOLLOWS:

The Debtor’s confirmed Third Amended Plan of Reorganization is amended to include the following provision:

EXCULPATION

On and through the Effective Date, officers, directors, attorneys, agents and employees since the Petition Date, including Donald Wright, Johanna Bachmann, and Alan R. Smith, Esq., as approved counsel for the Debtor, shall not incur any liability to the Debtor or any other creditors, equity security holders and other parties in interest in the case for any act or omission in connection with or arising out of the case, including, without limitation, prosecuting confirmation of the Plan, confirmation of the Plan, and the administration of the Estate, the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct, and in all respects, such person will be entitled to rely on the advice of counsel with respect to their duties and responsibilities with respect to the case and the Plan.

SUBMITTED BY:

LAW OFFICES OF ALAN R. SMITH

By:         /s/ Alan R. Smith

     ALAN R. SMITH, ESQ.

    Attorney for Debtor

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H:\Integral Health\Plan & DS\Order Appr Amd 3rd Plan 041406-mhm.wpd

     Law Offices of

   ALAN R. SMITH

    505 Ridge Street

 Reno, Nevada   89501

    (775) 786-4579